SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
 (Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
           (651) 495-3909
(Name, address and telephone number of agent for service)

Wisconsin Power and Light Company
(Issuer with respect to the Securities)

Wisconsin	39-0714890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4902 North Biltmore Lane
Madison, Wisconsin	53718
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers. Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 6th of June, 2007.

By: /s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:  /s/ Richard Prokosch
       Richard Prokosch
       Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:   June 6, 2007

By: /s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:  /s/ Richard Prokosch
       Richard Prokosch
       Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2007

($000‘s)

3/31/2007
Assets
Cash and Due From Depository Institutions	$6,303,662
Securities	40,113,107
Federal Funds	3,703,512
Loans & Lease Financing Receivables	142,890,256
Fixed Assets	2,245,733
Intangible Assets	12,061,124
Other Assets	12,507,676

Total Assets	$219,825,070
Liabilities
Deposits	$132,150,529
Fed Funds	15,688,282
Treasury Demand Notes	0
Trading Liabilities	105,934
Other Borrowed Money	34,691,375
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,145,036

Total Liabilities	$197,478,622
Equity
Minority Interest in Subsidiaries	$1,545,556
Common and Preferred Stock	18,200
Surplus	12,057,453
Undivided Profits	8,725,239

Total Equity Capital	$22,346,448
Total Liabilities and Equity Capital	$219,825,070

________________________________________________________

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:   /s/ Raymond S. Haverstock
         Vice President

Date:  June 6, 2007

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